UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20579

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2021
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to the uncertainty related to the COVID-19 pandemic, Littelfuse, Inc. (the "Company") had previously cancelled the Annual Incentive Plan for the 2020 performance period (the "2020 AIP"). Although the 2020 AIP was cancelled, the Company recognizes the diligent efforts of its associates throughout the pandemic and made discretionary bonus payments to certain eligible associates in January 2021.

On January 21, 2021, the Board of Directors of the Company approved a discretionary bonus to the Company's named executive officers. The discretionary bonuses will equal 25% of the named executive officers' bonus target previously established under the 2020 AIP. The following amounts will be paid to each named executive officer:

Name	Title	Discretionary Bonus
David W. Heinzmann	President and Chief Executive Officer	$259,210.00
Meenal A. Sethna	Executive Vice President and Chief Financial Officer	$93,492.00
Ryan K. Stafford	Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary	$103,157.00
Deepak Nayar	Senior Vice President and General Manager, Electronics Business	$74,375.00

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: January 26, 2021	By: /s/ Ryan K. Stafford
Ryan K. Stafford Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary